Exhibit 5.1
                                 PIPER & MARBURY
                                     L.L.P.
                          1200 NINETEENTH STREET, N.W.
                           Washington, D.C. 20036-2430
                                  202-861-3900
                                FAX: 202-223-2085
                                                                  BALTIMORE
                                                                  NEW YORK
                                                                 PHILADELPHIA
                                                                   EASTON
                                                                   LONDON


                                  July 24, 1996

AXENT Technologies, Inc.
2400 Research Boulevard, Suite 200
Rockville, Maryland  20850

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 24, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 200,000 shares of Common Stock reserved for issuance under the 1996 Directors' Stock Option Plan (the "Plan"). As your legal counsel, we have examined the proceedings proposed to be taken by you in connection with the sale and issuance of said shares.

         It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Prospectus constituting part of the Registration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the shares, when issued and sold in the manner referred to in the Plan and the agreements which accompany the Plan, and in accordance with the Company's Amended and Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement and amendments thereto.

                                      Very truly yours,

                                      /s/ Piper & Marbury l.l.p.